UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2025

(Date of earliest event reported)

TOOTSIE ROLL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-01361 (Commission File Number)	22-1318955 (IRS Employer Identification No.)

7401 South Cicero Avenue
Chicago, IL 60629
(Address of principal executive offices)

Registrant’s telephone number including area code: (773) 838-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.694 per share	TR	New York Stock Exchange

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, the Board of Directors (the “Board”) of Tootsie Roll Industries, Inc. (the “Company”) appointed Karen Gordon Mills to serve as President and as a director of the Company for a term ending at the Company’s 2026 Annual Meeting of Shareholders or until her successor has been duly elected and qualified.

Mills, age 71, has served in executive leadership roles and been an investor in various manufacturing and consumer packaged goods companies. From 2008 to 2013 she served as the 23rd Administrator of the U.S. Small Business Administration. Mills has been a Senior Fellow and faculty member at Harvard Business School since 2014. She received a Bachelor of Arts in economics from Harvard University and earned an MBA from Harvard Business School. Mills was previously a Director of Clarivate Plc from May 2019 until January 2021 and Churchill Capital Corp III and IV through October 2020 and July 2021, respectively, and Churchill Capital Corp V and VI through December 2023. She has served as a director of Skillsoft Corp. since June 2021.

Mills is the daughter of Ellen Gordon, Chairman of the Board and Chief Executive Officer of the Company and the mother of Henry Gordon Mills, the Chief Operating Officer of the Company.

Mills will receive a base salary of $999,000 for her service as President and is eligible to participate in the Company’s Management Incentive, Excess Benefit and Career Achievement Plans in accordance with the Company’s executive compensation practices described in its 2025 Proxy Statement, filed with the Securities and Exchange Commission on March 27, 2025.

A copy of the press release announcing the appointment of Mills as President and as a director of the Company is set forth as Exhibit 99.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2025, the Board approved and adopted amended and restated Bylaws of the Company (the “Bylaws”), that became immediately effective, which, among other things: (i) added to the Bylaws certain procedural, informational and other requirements to be satisfied in connection with any advance notice relating to director nominations and the presentation of business at shareholder meetings; (ii) adjusted the notice window for shareholders to propose business or nominate directors to be considered at annual meetings to not less than 90 and not more than 120 days before the anniversary of the prior year’s meeting, except in limited circumstances; (iii) updated provisions related to director nominations by shareholders in light of the “universal proxy” rules set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iv) updated and clarified provisions regarding the date, time, place and notice of meetings of shareholders and the Board’s ability to adjourn, postpone or reschedule meetings of the shareholders whether or not a quorum is present; (v) added a forum selection provision which provides that the sole and exclusive forum for certain legal state actions involving the Company will be a federal or state court located within the Commonwealth of Virginia, unless the Company consents in writing and (vi) updated provisions relating to the calling of special meetings of the Board; (vii) updated the description of the executive officer positions of the Company, including permitting the chairman of the Company to be a non-executive chairman and making the chairman of the board and chief executive officer roles separate positions; and (viii) incorporated other ministerial, clarifying and conforming changes, including changes to align with the language used in certain provisions of the Virginia Stock Corporation Act, as amended.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Tootsie Roll Industries, Inc.
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.

June 2, 2025	TOOTSIE ROLL INDUSTRIES, INC.

/S/ G. Howard Ember, JR.
Name: G. Howard Ember, Jr.
Title:Vice President Finance and Chief Financial Officer

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